FACTS ABOUT THE REORGANIZATION


The Board of Directors of Osage Federal unanimously adopted a Plan of Mutual Holding Company Reorganization and Stock Issuance to reorganize into a mutual holding company structure. Osage Federal Financial, Inc. will become the federally chartered stock holding company parent of Osage Federal, which will be 70% owned by Osage Federal MHC. In connection with the Reorganization, Osage Federal Financial, Inc. is offering a minority of its common stock in a subscription offering to the public. Osage Federal MHC will be the majority shareholder of the common stock of the Company after the Reorganization.

This brochure answers some of the most frequently asked questions about the Reorganization and about your opportunity to invest in Osage Federal Financial, Inc.

Investment in the stock of Osage Federal Financial, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS, especially the discussion under the heading "Risk Factors."

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------

No. The Reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. YOUR DEPOSIT ACCOUNT IS NOT BEING CONVERTED TO STOCK.

DO DEPOSITORS HAVE TO BUY STOCK?
--------------------------------------------------------------------------------

No. However, the Reorganization will allow the Bank's depositors an opportunity to buy stock and become charter stockholders of Osage Federal Financial, Inc.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?
--------------------------------------------------------------------------------

Certain depositors and borrowers of the Bank and the Company's Employee Stock Ownership Plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------

Osage Federal Financial, Inc. is offering through the Prospectus between 439,875 and 595,125 shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to 684,394 shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?
--------------------------------------------------------------------------------

The minimum order is 25 shares or $250. No person may purchase more than $150,000 of common stock in the subscription offering and no person, together with associates of and persons acting in concert with such person may purchase more than $150,000 of common stock.

HOW DO I ORDER STOCK?
--------------------------------------------------------------------------------

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by the Bank prior to 12:00 noon, Central Time, on __________, 2004.

HOW MAY I PAY FOR MY SHARES OF STOCK?
--------------------------------------------------------------------------------

First, you may pay for stock by check, cash or money order. If paying by cash, please stop at any one of the Bank's tellers and convert your cash to a check. Interest will be paid by the Bank on these funds at the regular savings annual percentage yield from the day the funds are received until the completion or termination of the Reorganization. Second, you may authorize us to withdraw funds from your Osage Federal savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Reorganization.

CAN I PURCHASE SHARES USING FUNDS IN MY OSAGE FEDERAL IRA ACCOUNT?
--------------------------------------------------------------------------------

Potentially. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer your IRA from the Bank. STOCK MAY NOT BE PURCHASED DIRECTLY INTO AN IRA AT OSAGE FEDERAL.

Please contact your broker or self directed IRA provider as quickly as possible, as it may take several days to complete this process.

MAY I OBTAIN A LOAN FROM THE BANK OR USE A LINE OF CREDIT TO PAY FOR THE STOCK?
--------------------------------------------------------------------------------

No. Federal regulations do not allow the Bank to make loans for this purpose, nor may you use a Bank line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?
--------------------------------------------------------------------------------

No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an
"oversubscription," regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, "The Stock Offering" for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at the Bank's regular savings rate. If payment was to be made by withdrawal from an Osage Federal deposit account, excess funds will remain in that account.

I AM ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING, BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE DEPOSITOR?
--------------------------------------------------------------------------------

No. Federal law prohibits transfers of subscription rights. Any attempt to transfer subscription rights to any other person is illegal and subject to civil and criminal fines. If anyone offers to give you money to buy stock in your name, in exchange for later transferring the stock, or if someone requests to share in proceeds upon your future sale of the Company's common stock, please call (918) 287-2919 and ask for the Stock Information Center.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------

No. Like any other common stock, Osage Federal Financial, Inc.'s stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------

We anticipate paying dividends on the shares of common stock; however, the amount has not yet been determined. The future payment of dividends will depend upon a number of factors, including the amount of net proceeds retained by us following the offering, investment opportunities available to us, regulatory capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------

We anticipate the stock will trade on the OTC Electronic Bulletin Board.

ARE OFFICERS AND DIRECTORS OF OSAGE FEDERAL PLANNING TO PURCHASE STOCK?
--------------------------------------------------------------------------------

Yes! The Bank's and Osage Federal's senior officers and directors plan to purchase, in the aggregate, $1,060,000 worth of stock.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------

No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

--------------------------------------------------------------------------------
                            STOCK INFORMATION CENTER
                            ------------------------
                                 (918) 287-2919

                                  Osage Federal
                              239 East Main Street
                            Pawhuska, Oklahoma 74056
                          9:00am - 3:30pm Central Time
                       February 23-25, March 1-3 and 8-11
--------------------------------------------------------------------------------

                               THE REORGANIZATION
                                       AND
                               STOCK ISSUANCE PLAN


                                    QUESTIONS
                                        &
                                     ANSWERS

                          OSAGE FEDERAL FINANCIAL, INC.

                                     [LOGO]

           THE PROPOSED PARENT STOCK HOLDING COMPANY FOR OSAGE FEDERAL

--------------------------------------------------------------------------------
THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY OSAGE FEDERAL, OSAGE FEDERAL FINANCIAL, INC., OSAGE FEDERAL MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE,OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.
--------------------------------------------------------------------------------

                       KBW KEEFE, BRUYETTE & WOODS, INC.






TO MEMBERS AND FRIENDS OF OSAGE FEDERAL SAVINGS AND LOAN ASSOCIATION
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Osage Federal Savings and Loan Association ("Osage Federal") in reorganizing into the mutual holding company structure (the "Reorganization"). As a result of the Reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Federal Financial"). In connection with the Reorganization, Osage Federal Financial, Inc. is offering a minority of its common stock in a subscription offering and community offering to the public pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance. Upon completion of the Reorganization and stock offering by Osage Federal Financial, Osage Federal MHC, a federally chartered mutual holding company, will be the majority shareholder of the common stock of Osage Federal Financial.

At the request of Osage Federal Financial, we are enclosing materials explaining the reorganization and offering, as well as your opportunity to invest in shares of Osage Federal Financial's common stock, which is being offered to certain depositors and borrowers of Osage Federal through 12:00 Noon, Central Time, on _________, 2004. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Osage Federal Financial has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

If you have additional questions regarding the stock offering, please call us at
(918) 287-2919, and ask for the Stock Information Center or stop by our Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma. The Stock Information Center's hours of operation are 9:00am to 3:30pm, Central Time, February 23-25, March 1-3 and 8-11.



Very truly yours,




Keefe, Bruyette & Woods, Inc.


     THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Osage Federal Savings and Loan Association ("Osage Federal"), is reorganizing from a federally chartered mutual savings and loan association into the mutual holding company structure. In connection with the mutual holding company reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Federal Financial"), a federally chartered corporation (the "Reorganization"). As a result of the Reorganization, Osage Federal Financial Inc. will serve as the stock holding company for Osage Federal Bank and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance (the "Plan").

Unfortunately, Osage Federal Financial is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Osage Federal Financial, Inc..

However, as a member of Osage Federal, you have the right to vote on the Plan at the Special Meeting of Members to be held on ___________, 2004. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) including a complete discussion of the offering and a return envelope for your proxy card.

I invite you to attend the Special Meeting on _____________, 2004. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope to ensure your vote is counted at the Special Meeting.

Sincerely,



Mark S. White
President and Chief Executive Officer

Dear Prospective Investor:

     We are pleased to announce that Osage Federal Savings and Loan Association ("Osage Federal"), a federally chartered mutual savings and loan association, is reorganizing into the mutual holding company structure. In connection with the mutual holding company reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Federal Financial"), a federally chartered corporation (the "Reorganization"). As a result of the Reorganization, Osage Federal Financial will serve as the stock holding company for Osage Federal Bank and will be offering shares of its common stock in a subscription offering and community offering pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance. The sale of stock in connection with the Reorganization will enable Osage Federal to raise additional capital to support and enhance its operations.

     We have enclosed the following materials that will help you learn more about the merits of Osage Federal Financial common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about operations at Osage Federal and a complete discussion of the proposed stock offering.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Central time, ____________, 2004.

     We invite you and other local community members to become charter shareholders of Osage Federal Financial. Through this offering you have the opportunity to buy stock directly from Osage Financial without a commission or a fee. The Board of Directors of Osage Federal fully supports the stock offering.

     If you have additional questions regarding the stock offering, please call us at (918) 287-2919, and ask for the Stock Information Center or stop by our Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma. The Stock Information Center's hours of operation are 9:00am to 3:30pm, Central Time, February 23-25, March 1-3 and 8-11.



Sincerely,



Mark S. White
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

     We are pleased to announce that Osage Federal Savings and Loan Association ("Osage Federal"), is reorganizing from a federally chartered mutual savings and loan association, into the mutual holding company structure. In connection with the mutual holding company reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Financial"), a federally chartered corporation (the "Reorganization"). As a result of the Reorganization, Osage Federal Financial Inc. will serve as the stock holding company for Osage Federal Bank and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance.

     To accomplish the Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan and your voting and subscription rights. The Plan has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

     Enclosed, as part of the material, is your proxy card which is located behind the window of your mailing envelope. This proxy needs to be signed and returned to us prior to the Special Meeting to be held on ________, 2004. Please take a moment to sign all of the enclosed proxy cards and return them to us in the blue postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

     The Board of Directors of Osage Federal believes the Reorganization will offer a number of advantages, such as an opportunity for certain depositors and borrowers of Osage Federal to become shareholders. Please remember:

     >> Your accounts at Osage Federal will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit.

     >> There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Reorganization.

     >> Members have a right, but no obligation, to buy stock without a commission or fee before it is offered to the general public.

     >> Like all stock, shares of stock issued in this offering will not be insured by the FDIC.

     Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Osage Federal Financial, your enclosed Stock Order and Certification Form and payment must be received by Osage Federal prior to 12:00 Noon Central Time, on ______________, 2004.

     If you have additional questions regarding the stock offering, please call us at (918) 287-2919, and ask for the Stock Information Center or stop by our Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma. The Stock Information Center's hours of operation are 9:00am to 3:30pm, Central Time, February 23-25, March 1-3 and 8-11.

Sincerely,




Mark S. White
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Friend:

We are pleased to announce that Osage Federal Savings and Loan Association ("Osage Federal"), a federally chartered mutual savings and loan association, is reorganizing into the mutual holding company structure. In connection with the mutual holding company reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. ("Osage Federal Financial"), a federally chartered corporation (the "Reorganization"). As a result of the Reorganization, Osage Federal Financial Inc. will serve as the stock holding company for Osage Federal Bank and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance.

Because we believe you may be interested in learning more about Osage Federal and Osage Federal Financial, prior to making an investment decision, we are sending you the following materials which describe the Offering.

     PROSPECTUS:   This  document  provides  detailed  information  about  Osage
     Federal's operations and the offering of Osage Federal Financial, Inc. common stock.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Central Time, on ______________, 2004.

As a friend of the Osage Federal, you will have the opportunity to buy common stock directly from Osage Federal Financial in the offering without paying a commission or fee. If you have additional questions regarding the stock offering, please call us at (918) 287-2919, and ask for the Stock Information Center or stop by our Stock Information Center located at 239 East Main Street, Pawhuska, Oklahoma. The Stock Information Center's hours of operation are 9:00am to 3:30pm, Central Time, February 23-25, March 1-3 and 8-11.


We are pleased to offer you this opportunity to become a shareholder of Osage Federal Financial, Inc.

Sincerely,



Mark S. White
President and Chief Executive Officer




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------
                                   PROXY GRAM

                               PLEASE VOTE TODAY


We recently sent you a proxy statement and related materials regarding a proposal to reorganize Osage Federal Savings and Loan Association from a mutual savings and loan association into the mutual holding company structure.

    YOUR VOTE ON THE PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION AND STOCK
                      ISSUANCE HAS NOT YET BEEN RECEIVED.

 Voting for the Reorganization DOES NOT OBLIGATE you to purchase stock and will not affect your accounts or FDIC Insurance.

          NOT RETURNING YOUR PROXY CARD HAS THE SAME EFFECT AS VOTING
                       "AGAINST" THE REORGANIZATION...AND

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REORGANIZATION.


                         YOUR VOTE IS IMPORTANT TO US!
                         -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,



Mark S. White
President and Chief Executive Officer
Osage Federal Savings and Loan Association

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call (918) 287-2919 and ask for the Stock Information Center.

--------------------------------------------------------------------------------


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.